                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 18, 2006

                           Concept Capital Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Utah
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                 (State or Other Jurisdiction of Incorporation)

              0-25901                                 87-0422564
      ------------------------             --------------------------------
      (Commission File Number)             (IRS Employer Identification No.)

           175 South Main Street, Suite 1210
                  Salt Lake City, Utah                        84111
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        (Address of Principal Executive Offices)           (Zip Code)

                                 (801) 364-2538
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               (Registrant's Telephone Number, Including Zip Code)

                                 Not applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
             Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the
             Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 18, 2006, Concept Capital Corporation, a Utah corporation (the
"Company"), entered into a Stock Purchase Agreement with the Halter Financial
Investments, L.P., a Texas limited partnership ("Purchaser"), dated as of May
18, 2006 (the "Stock Purchase Agreement"), pursuant to which the Company agreed to sell Purchaser 16,225,000 unregistered shares of the Company's common stock for $275,000, subject to approval by the Company's shareholders. The Stock
Purchase Agreement also requires, as a condition to closing, that the Company's shareholders approve proposals to: effect a 1-for-14.75 reverse stock split in the issued and outstanding shares of the Company's common stock following the issuance of the shares to the Purchaser; change the Company's state of incorporation from Utah to Nevada by merging it with and into a new Nevada corporation formed specifically for that purpose; nominate the person or persons designated by Purchaser as the new director or directors of the Company following its reincorporation in Nevada; and terminate sections 4.02 and 4.03 of that Stock Purchase Agreement dated February 10, 1999 to which the Company is a party, which impose restrictions on the Company's ability to utilize its funds and effect reverse stock splits. Information with regard to such proposals will be contained in a proxy statement to be provided to the shareholders of the
Company as of the record date for the meeting at which such proposals will be considered.

The Stock Purchase Agreement also provides that, following closing, the
Company's Board of Directors will declare and pay a special cash dividend of
$0.10 per pre-split share to the current shareholders of the Company and that the Purchaser will not participate in such dividend. The proposed dividend will be payable to shareholders of record as of a date prior to the date the shares are issued to Purchaser under the Stock Purchase Agreement with a payment date subsequent to the date the required payment from Buyer under the Stock Purchase
Agreement has been received. The dividend will be payable to the Company's current shareholders who hold 4,425,000 shares of its common stock which will result in a total dividend distribution of $442,500.

The Stock Purchase Agreement contains covenants that require Buyer, in its capacity as controlling shareholder of the Company following closing, to agree that it will not approve any additional reverse stock splits without the prior consent of a majority of the members of the Company's current Board of Directors as representatives of the Company's current shareholders, that it will ensure that the Company does not authorize the issuance of any additional shares of common stock or securities convertible into shares of common stock except in connection with a combination transaction with a corporation with current business operations (a "Going Public Transaction"), and that it will not allow the Company to enter into a Going Public Transaction unless the Company, on a combined basis with the operating entity with which it completes a Going Public
Transaction, satisfies the financial conditions for listing on the NASADAQ
Small-Cap Market immediately following the closing of the Going Public
Transaction. The Stock Purchase Agreement also grants demand and "piggy back"
registration rights to Purchaser and, to the extent required, to the current holders of the Company's restricted common stock.

After giving effect to the reverse stock split and reincorporation in Nevada, the Purchaser would hold 1,100,000 shares or approximately 78.6% of the
1,400,000 shares of the Company's common stock to be outstanding following the completion of such actions. As such, the Stock Purchase Agreement will result in a change of control of the Company and, following consummation of the transactions contemplated by the Stock Purchase Agreement, the Purchaser will be able to elect directors and control the policies and practices of the Company.
The Stock Purchase Agreement will not result in any change in the status of the
Company as a shell company and the Company will continue its search for business opportunities for acquisition or participation by the Company.

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The foregoing summary of selected provisions of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as an exhibit to this report.

Item 9. Financial Statements and Exhibits

         (d) The following documents are included as exhibits to this report:

         Exhibit   SEC Ref.
           No.        No.            Title of Document               Location
         -------   --------          -----------------               --------

          10.1        10     Stock Purchase Agreement between        This Filing
                             Concept Capital Corporation and Halter
                             Financial Investments, Inc. dated as of
                             May 18, 2006

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CONCEPT CAPITAL CORPORATION

Date: May 18, 2006                          By:  /s/ T. Kent Rainey
                                               ---------------------------------
                                               T. Kent Rainey
                                               President

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